Day, Berry & Howard LLP
                               COUNSELLORS AT LAW



                                                                August 25, 2004
Scan-Optics, Inc.
169 Progress Drive
Manchester, CT  06040

         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel for Scan-Optics, Inc., a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (as amended, the "Securities Act") relating to the registration of:
(i) 2,391,268 shares of the Company's Common Stock, $0.02 par value per share (the "Common Stock"), issuable pursuant to the terms and in the manner set forth in the Company's 2004 Incentive and Non-Qualified Stock Option Plan, (ii) 500,000 shares of Common Stock issuable pursuant to the terms and in the manner set forth in the Company's 2002 Incentive and Non-Qualified Stock Option Plan,
(iii) 500,000 shares of Common Stock issuable pursuant to the terms and in the manner set forth in the Company's 1999 Incentive and Non-Qualified Stock Option Plan, and (iv) 6,470,929 shares of Common Stock issuable pursuant to the terms and in the manner set forth in the Company's Amended and Restated Senior Executive Stock Option Plan. The forms of these plans have been incorporated by reference as Exhibits 99.1, 99.3, 99.5 and 99.7 to the Registration Statement and the forms of option agreements for these plans have been attached as Exhibits 99.2, 99.4, 99.6 and 99.8 to the Registration Statement.

We are acting as counsel for the Company in connection with the issue and sale by the Company of the Shares. We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon the Certificate of Incorporation and the By-Laws of the Company, each as restated and/or amended to date, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories of such documents.


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August 25, 2004
Page 2

We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of Delaware, including the Delaware General Corporation Law, and the federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Plan, the Shares will be validly issued, fully paid and nonassessable.

It is understood that this opinion is being furnished to you solely for your benefit in connection with the Registration Statement and may not be used or relied upon by you for any other purpose.

Please note that we are opining only to matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.




                                           Very truly yours,


                                           /s/ Day, Berry & Howard LLP
                                           ---------------------------
                                           Day, Berry & Howard LLP



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